SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 30, 2008, Skins Inc. (the “Company”) entered into a finders agreement with Alicia Johnson pursuant to which the Company agreed to issued 200,000 shares of common stock to Ms. Johnson in exchange for locating and placing Michael Solomon with the Company as its new Chief Financial Officer. Pursuant to the agreement, if during a six month probation period, starting on June 16, 2008, the Company terminates the employment of Mr. Solomon for cause or Mr. Solomon voluntarily terminates employment for any reason, Ms. Johnson agreed to use best efforts to locate the Company a suitable replacement candidate during the remaining portion of the six month period. Ms. Johnson agreed that the 200,000 shares issued to her can only be transferred or sold after the expiration of the six-month probation. In addition, if Ms. Johnson fails to present suitable replacement candidate for the Company, if such requirement should arise, the 200,000 shares issued to him would be returned to the Company and cancelled.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2008, the Company and its Chief Financial Officer, Michael Solomon, entered into an amendment (the “Amendment”) to the employment letter agreement dated July 9, 2008 that was entered into by and between the Company and Mr. Solomon., as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2008. Pursuant to the terms of the Amendment, the 150,000 restricted shares of the Company’s Common Stock that will be granted to Mr. Solomon upon the date of the Amendment and the 250,000 restricted shares of the Company’s Common Stock that will be granted to Mr. Solomon upon the three month anniversary of his start date, which was June 16, 2008, will be subject to various restrictions and subject to forfeiture, including the following:

(i)
While an employee of the Company, Mr. Solomon will only be able to sell the shares in the event of a corporate action such as a merger, acquisition, sale of substantially all of the Company’s assets, change in control, dissolution, or windup of the Company; however Mr. Solomon may, at the sole discretion of the Company, be allowed to sell some or all of the shares outside of this restriction.

(ii)
If Mr. Solomon is terminated without cause or terminates employment for good reason, each as defined in the Amendment, Mr. Solomon may keep any of the shares granted to him for five years from the date of termination; however, Mr. Solomon will only be able to sell the shares in the event of a corporate action, unless otherwise authorized by the Company in its discretion. If at the end of the five year period the Company has not completed a corporate action or the Company has not allowed Mr. Solomon to sell the shares then Mr. Solomon will lose rights in any remaining shares at that time.

(iii)	If Mr. Solomon is terminated for cause, he will lose all rights to all shares granted to him or due to be granted to him immediately.

(iv)
Any sales of the shares are further restricted by the applicable securities regulations and in no event may a sale of the shares be in violation of such regulations or in conflict with the Company’s insider trading policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Offer Letter for Employment of Michael Solomon (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2008).

10.2	Amendment to Offer Letter for Employment of Michael Solomon dated July 30, 2008.
10.3	Employee Placement Agreement with Alicia Johnson dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Offer Letter for Employment of Michael Solomon (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2008).

10.2	Amendment to Offer Letter for Employment of Michael Solomon dated July 30, 2008.
10.3	Employee Placement Agreement with Alicia Johnson dated July 30, 2008.